UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2009

ORION MARINE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace, Suite 300
Houston, Texas  77034
(Address of principal executive offices)

(713) 852-6500
(Registrant’s telephone number, including area code)

12550 Fuqua St. Houston, Texas  77034
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01                Financial Statements and Exhibits

EXHIBIT INDEX
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In a press release dated September 2, 2009, Orion Marine Group, Inc. (the “Company”) announced that Peter Buchler had joined the Company as its Vice President, General Counsel and Corporate Secretary, effective September 1, 2009.  Mr. Buchler will also serve as the Company’s Chief Compliance Officer.

Mr. Buchler, age 63, brings over 30 years of experience in the engineering, project management and marine construction industry.  Prior to joining the Company, Mr. Buchler founded and operated the Buchler Group, LLC, a corporate consulting firm, and from 2003 to 2008, worked for Global Industries, Ltd., in various capacities, including Assistant General Counsel, Vice President Commercial and Subcontracts, and Vice President of Asia Pacific.

There are no family relationships among Mr. Buchler and the Company.  There were no transactions, nor any proposed transactions, to which the Company was or is a party, in which Mr. Buchler had or is to have a direct or indirect interest and which would be required to be reported hereunder.

Mr. Buchler assumes the role of Vice President General Counsel and Secretary of the Company from J. Cabell Acree, III, whose departure occurred on August 28, 2009.

The Company believes that it has complied with the appropriate disclosure controls and procedures under Exchange Act Rules 13a-11 and 15d-11 in order to determine when a notice of resignation, retirement or refusal has been communicated to the Company and that all information necessary has been disclosed to the public.

The full text of the press release is included herein as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(c)           Exhibits:

Exhibit
Number                                Description

99.1                      Press release issued by Orion Marine Group, Inc. dated September 2, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Marine Group, Inc.
Dated: September 2, 2009	By:	/s/ Mark R. Stauffer
Executive Vice President and Chief Financial Officer